CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated August 2, 2005 relating to the June 30, 2005 financial statements of Bedminster National Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

August 9, 2005